UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))

☐	Definitive Information Statement

BlueStar Financial Group, Inc.
(Name of the Registrant as Specified in its Charter)

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INFORMATION STATEMENT

____________, 2010

BLUESTAR FINANCIAL GROUP, INC.

GENERAL

This Information Statement is first being mailed on or about April 29, 2010, to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of BlueStar Financial Group, Inc., a Nevada corporation (the “Company”), as of the close of business on April 26, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to is to notify our stockholders that, on April 27, 2010, we received a written consent from Mr. Rassas, Mr. Papworth, Mr. Phelps, Mr. Sibilla and Mr. Voorhees, who together owned as of that date 20,170,000 shares of our common stock, representing 57.0% of the issued and outstanding shares of common stock, approving a name change for the Company to YouChange Holdings Corp.  Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to BlueStar Financial Group, Inc.

The Written Consent authorized an amendment to our Articles of Incorporation (the “Amendment”), which amends our current Articles of Incorporation:

•	To change the name of the Company to YouChange Holdings Corp.

A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.

These corporate actions will become effective on the filing of a certificate of amendment to our articles of incorporation with the Secretary of State of Nevada which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Richard A. Papworth
Richard A. Papworth
Chief Executive Officer

Date: April 29, 2010

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 35,405,588 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On April 27, 2010, our Board of Directors unanimously adopted resolutions approving the Amendment and recommended that our stockholders approve the Amendment substantially as set forth in Appendix A .  In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

The Company’s Board of Directors unanimously adopted a resolution approving, declaring advisable and recommending to the shareholders for their approval, an amendment to the Company’s Articles of Incorporation, as amended, to change the name of the Company to “YouChange Holdings Corp”.

The Board of Directors believes the name change would be in the best interest of the Company as the new name better reflects the long-term strategy and identity of the Company. While the “BlueStar Financial Group, Inc.” name has served the Company over time, the Company’s management believes this opportunity presented the right timing to change the Company’s name. Management also believes that the new name effectively conveys the Company’s business direction.

CONSENTING STOCKHOLDERS

On April 27, 2010, Jeffrey Rassas, Richard Papworth, Steve Phelps, Victor Sibilla and Paul Voorhees being the record holders of 20,170,000 shares of our Common Stock, constituting 56.97% of the voting power of the issued and outstanding shares of our Common Stock, consented in writing to the Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the Majority Stockholders were by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

This Information Statement will serve as written notice to shareholders pursuant to Section 78.370 of the Nevada General Corporation Law.

Shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent. All certificates heretofore issued will continue to represent fully paid and non-assessable shares of the Common Stock and/or Preferred Stock of the Company. The Amendment will not change any of the terms of our Common Stock or Preferred Stock and holders thereof will have the same voting rights and rights to dividends and distributions and each shareholder’s percentage ownership of Company will not be altered.

The following table sets forth information regarding the beneficial ownership as of April 27, 2010 of BSFG common stock by (i) each of our executive officers, (ii) each of our directors and (iii) each person known by us to own beneficially more than five percent (5%) of the outstanding common stock. The address for each of the persons and entities listed below is 7377 E. Doubletree Ranch Road, Suite 200, Scottsdale, Arizona 85258. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the common stock owned by them.

Name	No. of Shares Beneficially Owned(1)		Percentage of Shares (2)
Hayjour Family Limited Partnership	7,500,000	(3)	21.2%
Steve Phelps	3,000,000	(4)	8.5%
Vic Sibilla	2,625,000	(5)	8.0%
Richard A. Papworth	120,000.3%
Paul Voorhees	6,700,000		18.9%
All executive officers and directors as a group (2 persons)	7,620,000		21.5%
[Missing Graphic Reference]

(1)
Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. In general, a person who has voting power or investment power with respect to securities is treated as a beneficial owner of those securities. Common stock subject to options and warrants currently exercisable or exercisable within 60 days of April 27, 2010 count as outstanding for computing the percentage beneficially owned by the person holding these options or warrants.

(2)	Percentages are based on 35,405,588 shares of common stock outstanding as of April 27, 2010
(3)	All shares held indirectly by Jeffrey I. Rassás, the sole director, President and Chief Executive Officer of YouChange, Inc. as a general partner of Hayjour Family Limited Partnership.
(4)	Includes 75,000 shares held by Mr. Phelps in his IRA and 75,000 shares held by wife Kimberley Phelps in her IRA.
(5)
Includes 75,000 shares held by Mr. Sibilla in his IRA and 75,000 shares held by wife Geraldine Sibilla in her IRA 150,000 shares owned by minor children and 75,000 of another child, all that share Mr. Sibilla’s household.

OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company. No director of the Company opposed the action taken by the Company set forth in this Information Statement.

EXHIBIT A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

Name of corporation:  BlueStar Financial Group, Inc.

The articles have been amended as follows:

Article First. The name of the corporation is YouChange Holdings Corp. (Formerly BlueStar Financial
Group, Inc.)

The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 20,170,000 shares or 57%

Effective date of filing: May*, 2010

By:	/s/ Richard A. Papworth
Richard A. Papworth
Chief Executive Officer